UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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A video of an interview with Alan Shaw, President and Chief Executive Officer of Norfolk Southern Corporation (“NSC”), and Chris Ceraso, Vice President, Integrated Resource Planning of NSC, was made available to employees of NSC starting on April 26, 2024. A copy of the transcript for the video can be found below and may be used in whole or in part in additional communications by NSC:

Chris Ceraso

Good morning. Alan. How you doing today?

Alan Shaw

Morning, Chris. Great to see you.

Chris Ceraso

Fantastic. Same here. So, we’re here to talk about the quarter. It was a busy quarter, a productive quarter. But, we should probably address first the big issue that the management team has been wrestling with for the last couple of months, which is the activist investor, Ancora. Maybe you can talk a little bit about what the management team has been doing to deal with that situation.

Alan Shaw

Let me set the stage first. Right. We’ve got an activist who wants to come in and make wholesale changes to our board, our management team and our strategy. This really is about the future of railroading. The activist wants to take us back 10 to 15 years ago, where it’s all about cost cuts and all about slashing costs. We’ve got an optimistic vision, a vision for growth, and we’re confident that our approach is going to work.

And it was working until we met the challenge and had the challenge of East Palestine. We’ve gotten a lot of positive feedback now. Our investors like our strategy. We have a strategy that wins tomorrow, and we’re confident that when we provide a safe and reliable and resilient service product, focus on productivity, then we’re going to grow and we’re going to take share off the highway.

That’s our focus. We’ve also gotten candid feedback. We need to deliver. We need to deliver results. We weren’t productive enough. We weren’t running fast enough. We weren’t running efficiently enough. And so last fall, we started to make some changes in our processes in the organization. And just recently we made a change at our chief operating officer. And that’s working.

Our service metrics are the best that they’ve been in several years. Our customers are noticing. And as a result, our volume and our revenue are picking up. So I’m very encouraged about where we’re headed.

Chris Ceraso

What can Norfolk Southern employees do to help?

Alan Shaw

The best thing that Norfolk Southern employees can do is do their job the best they’ve ever done it. That will help us deliver results.

Chris Ceraso

We also note that many Norfolk Southern employees are also shareholders. What can they do to help.

Alan Shaw

Employees have a voice. Shareholders have a voice. Exercise your right to vote, is what I would ask folks to do. And I’m sure that every shareholder has received a proxy card in the mail. I would encourage every shareholder who is aligned with our strategy to vote the white proxy card, vote the 13 NS board nominees.

Chris Ceraso

So you’ve talked about the strategy. You’ve talked about what everyone can do. There have been some other big changes that have been made to help really progress the strategy, including hiring John, do you want to talk a little bit about that?

Alan Shaw

You know, the fact that Norfolk Southern could attract somebody of John’s caliber just speaks to how our strategy and our vision is thought of throughout the rail industry. You know, John is a 40 year industry veteran, and he came recommended to me by the last three CEOs for whom he worked, including Claude Mongeau, who’s on our board. John’s also created a sense of urgency and set clear expectation.

You know, I was out in the field with one of his operations VP’s. About two days after John was hired, this person turned to me and said, you know, we’re going to get a lot faster. I’m seeing it. Train speeds up double digits. Train starts are down double digits. And with service, our intermodal service product right now is running at above 90%, which is the best I’ve seen in the number of years.

And merchandise is the same way. One of the things I really appreciate is that I see this enterprise alignment between operations and marketing and finance to go out there and make decisions on what’s best for Norfolk Southern. We’re picking up every opportunity that’s out there for us and I’m hearing great feedback from our customers. There was a independent survey came out a couple of weeks ago, Chris, that you pointed me to, in which 80% of our customers said that they would pull business away from Norfolk Southern if Ancora came in and changed the management team and changed the strategy.

More powerfully, 86% of our customers said they’re aligned with our management team and our strategy. Chris, you know what percentage of our customers said they’re aligned with Ancora?

Chris Ceraso

I do zero.

Alan Shaw

That pretty much tells you we’re doing the right thing, doesn’t it?

Chris Ceraso

It does. It’s powerful. This is a real team effort. How would you like to wrap up and talk about what it’s taken the whole organization to produce these kinds of results?

Alan Shaw

Yeah, this is all about all 20,000 NS employees working as a team for this common vision of the long term, best interest of our customers, our employees, our shareholders and the communities that we serve. And you know, what I see is this team pulling together to deliver safe service and a productivity and growth. And when we do that, that gives us the opportunity to invest in Norfolk Southern and our employees.

I want to thank all 20,000 Norfolk Southern employees for what they do each and every day to execute our powerful strategy.

Chris Ceraso

So let’s go out and get the votes and, keep progressing the strategy. Thank you.

Alan Shaw

Thanks, Chris.

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.